UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 9, 2018

Date of Report (date of earliest event reported)

GIGCAPITAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 El Camino Real

Building 4, Suite 232

Palo Alto, CA 94306

(Address of principal executive offices)

(650) 352-7580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.	Other Events.

As previously disclosed in its Current Report on Form 8-K (the “IPO Closing 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2017, GigCapital, Inc., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 12,500,000 units (the “Public Units”) on December 12, 2017. Each Public Unit consists of one share of common stock, $0.0001 par value (“Common Stock”), three-quarters ( 3⁄4) of one warrant to purchase one share of Common Stock (“Public Warrant”), and one right to receive one-tenth ( 1⁄10) of one share of Common Stock upon the Company’s completion of an initial business combination. Each whole Public Warrant is exercisable for one share of Common Stock at a price of $11.50 per full share. The Public Units were sold at an offering price of $10.00 per unit, and the IPO generated aggregate gross proceeds of $125,000,000. In connection with the IPO, the underwriters were granted an option to purchase up to an additional 1,875,000 additional Public Units (“Over-Allotment Units”) solely to cover over-allotments, if any, at an offering price of $10.00 per Over-Allotment Unit. On January 5, 2018, the underwriters exercised their over-allotment option in full, and on January 9, 2018, the underwriters purchased 1,875,000 Over-Allotment Units, generating gross proceeds of $18,750,000.

As also previously disclosed in the IPO Closing 8-K, simultaneously with the closing of the IPO and the sale of the Public Units, the Company consummated a private placement (“Private Placement”) of an aggregate of 489,500 units (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit, pursuant to unit purchase agreements (the “Unit Purchase Agreements”) between the Company, and each of GigAcquisitions, LLC, a Delaware limited liability company (“Sponsor”), Cowen Investments LLC, a Delaware limited liability company (“Cowen Investments”), Irwin Silverberg (“Silverberg”), Jeffrey Bernstein (“Bernstein” and, together with Sponsor, Cowen Investments, Silverberg and Bernstein, the “Founders”). Among the Founders, Sponsor purchased 356,000 Private Placement Units; Cowen Investments purchased 89,000 Private Placement Units; Silverberg purchased 40,050 Private Placement Units; and Bernstein purchased 4,450 Private Placement Units. The Private Placement generated aggregate gross proceeds of $4,895,000. The Private Placement Units are substantially similar to the Public Units, except for certain differences in the warrants included in the Private Placement Units (the “Private Placement Warrants”), which are more fully described in the IPO Closing 8-K and in the Company’s initial registration statement on Form S-1, as amended (File No. 333-221581) and declared effective by the SEC on December 7, 2017 (the “Initial Registration Statement”). The Unit Purchase Agreements provided for a second closing (the “Second Closing”) of the Private Placement if the underwriters exercised their option to purchase the Over-Allotment Units, which closing would take place concurrently with the closing of the sale of the Over-Allotment Units. Accordingly, on January 9, 2018, the Second Closing was consummated, resulting in the purchase of 8,756 additional Private Placement Units by the Founders at a purchase price of $10.00 per Private Placement Unit. Sponsor purchased 6,368 additional Private Placement Units; Cowen Investments purchased 1,592 additional Private Placement Units; Silverberg purchased 716 additional Private Placement Units; and Bernstein purchased 80 additional Private Placement Units. The Second Closing generated aggregate gross proceeds of $87,560.

A total of $143,750,000, comprised of $141,162,440 of the net proceeds from the IPO (including the Over-Allotment Units) and $2,587,560 of the proceeds of the sale of the Private Placement Units (including the Private Placement Units sold at the Second Closing) have been placed in a U.S.-based trust account at JPMorgan Chase Bank, N.A. (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of December 12, 2017 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement (excluding the proceeds from the sale of the Over-Allotment Units and the Private Placement Units sold at the Second Closing) was previously filed by the Company in a Current Report on Form 8-K filed with the SEC on December 18, 2017. The Company’s unaudited pro forma balance sheet as of December 12, 2017, reflecting receipt of the proceeds from the sale of the Over-Allotment Units and the sale on January 9, 2018 of the additional Private Placement Units at the Second Closing, is included as Exhibit 99.1 to this Current Report on Form 8-K.

On January 11, 2018, the Company issued a press release announcing the closing of the over-allotment option. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Pro forma unaudited balance sheet of GigCapital, Inc.

99.2	Press release dated January 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer, President and Executive Chairman of the GigCapital, Inc. Board (Principal Executive Officer)

Date: January 12, 2018